SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                      X
                                            ----

Filed by a Party other than  the Registrant ----

Check the appropriate box:

          Preliminary Proxy Statement
--------
     X    Definitive Proxy Statement
--------
          Definitive Additional Materials
--------
          Soliciting  Material  Pursuant to Rule 14a-11(c) or Rule 14a-12
--------
          Confidential, for Use of the Commission Only
--------  (as permitted by Rule 14a-6(e)(2))

                                    PSC Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  X     No fee required
------
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
------
         1)  Title of each class of securities to which transaction applies:

         -------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         -------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

         5)   Total fee paid:

         ---------------------------------------------------------------------

         Fee paid previously with preliminary materials.
-------

------   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount previously paid:
                                     ------------------------------------------
         2)   Form, Schedule or Registration Statement No.
                                                          ---------------------
         3)   Filing party:
                           ----------------------------------------------------
         4)   Date filed:
                          -----------------------------------------------------

                                    PSC Inc.
                                 675 BASKET ROAD
                             WEBSTER, NEW YORK 14580

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                                December 6, 2000

TO THE SHAREHOLDERS OF PSC INC.:

         The annual meeting of shareholders of PSC Inc. (the "Company") will be held on December 6, 2000 at 9:30 a.m. at the Helmsley Park Lane Hotel, 36 Central Park South, New York, New York (the "Annual Meeting") for the following purposes:

1.  To elect two (2) directors, each to serve a three-year term.

2. To consider and act upon a proposal to approve the Company's 2000 Employee Stock Purchase Plan.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 23, 2000 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

         SHAREHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                                    By Order of the Board of Directors

                                    MARTIN S. WEINGARTEN
                                    Secretary

Dated:  November 8, 2000
        Webster, New York

                                    PSC Inc.
                                 675 Basket Road
                             Webster, New York 14580

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished to shareholders of PSC Inc. (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of shareholders to be held on December 6, 2000 at the Helmsley Park Lane Hotel, 36 Central Park South, New York, New York, at 9:30 a.m., Eastern Standard Time, and at any adjournment or postponement thereof (the "Annual Meeting").

         The principal executive offices of the Company are located at 675 Basket Road, Webster, New York 14580, and the Company's telephone number is
(716) 265-1600. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is November 8, 2000.

                               GENERAL INFORMATION

Voting at the Annual Meeting; Record Date
-----------------------------------------

         Only shareholders of record at the close of business on October 23, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote at the Annual Meeting 12,131,695 common shares of the Company, par value $.01 per share (the "Common Shares"), and 110,000 shares of the Company's Series A Convertible Preferred Shares, par value $.01 per share (the "Series A Preferred Shares"). (The Common Shares and the Series A Preferred Shares are sometimes collectively referred to below as "Voting
Shares".) Each holder of Common Shares is entitled to cast one vote for each share held of record at the close of business on the Record Date on each matter submitted to a vote at the Annual Meeting. The holders of the Series A Preferred Shares have the right to one vote for each Common Share into which such Series A Preferred Shares can be converted and are entitled to vote, together with holders of Common Shares, with respect to any matter upon which holders of Common Shares have the right to vote. As of the Record Date, the outstanding Series A Preferred Shares were convertible into 1,375,000 Common Shares. Accordingly, the Voting Shares outstanding on the Record Date represent an aggregate of 13,506,695 votes; the holders of Common Shares having 89.82% of the votes entitled to be cast and the holders of Series A Preferred Shares having 10.18% of the votes entitled to be cast.

Solicitation and Revocation
---------------------------

         Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy.

         Unless contrary instructions are indicated on the proxy, all Common Shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees listed below under Proxy Item 1, FOR the proposal to approve the Company's Employee Stock Purchase Plan under Proxy Item 2, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. The Board knows of no other matters to be presented at the Annual Meeting. If any other matters are presented at the Annual Meeting upon which a vote properly may be taken, the persons named in the proxy will vote the proxies in accordance with their best judgment.

         Any shareholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, 675 Basket Road, Webster, New York 14580, or by voting in person at the Annual Meeting. If a shareholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

Quorum; Required Vote; Abstentions and Non-Votes
------------------------------------------------

         The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting; Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter. While abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, with respect to proposals set forth in this Proxy Statement, they will not be considered as Votes Cast and, accordingly, will not offset the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

         A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Expenses of Solicitation
------------------------

         The entire cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies, personally or by telephone, telegram, letter, facsimile or other means of communication. The Company may also request brokers, banks, nominees, custodians, fiduciaries and others to forward soliciting material to the beneficial owners of the Company's Common Shares and will reimburse such persons for reasonable expenses incurred in forwarding such materials.


Procedure for Submitting Shareholder Proposals
----------------------------------------------

         At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the Annual Meeting. It is anticipated that the 2001 Annual Meeting of Shareholders will be held on May 16, 2001.

         Shareholders of the Company also may submit proper proposals for inclusion in the proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 2001 proxy material, a shareholder's proposal must be received not later than January 28, 2001 by the Secretary of the Company at the principal office of the Company, 675 Basket Road, Webster, New York 14580.

         In addition, the Company's Bylaws provide that in order for business to be brought before an annual meeting of shareholders, a shareholder must deliver written notice to the Secretary of the Company not less than 90 days prior to the date of the meeting. The notice must set forth the shareholder's name, address and number of shares of Company stock held, a representation that the shareholder intends to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest of the shareholder in the proposal and such other information regarding the proposal as would be required to be included in a proxy statement. No such notice has been received by the Company for the 2000 Annual Meeting. For the 2001 Annual Meeting of Shareholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 675 Basket Road, Webster, New York 14580 not later than February 16, 2001.

         The Bylaws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered not less than 90 days before the date of a meeting of shareholders. The notice must set forth the name and address and number of shares of Company stock owned by the shareholder, the name and address of the person to be nominated, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such shareholder, the business address and experience during the past five years of the nominee, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company, if elected. No such notice has been received by the Company for the 2000 Annual Meeting. For the 2001 Annual Meeting of Shareholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 675 Basket Road, Webster, New York 14580 not later than February 16, 2001.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         Set forth below is information regarding beneficial ownership of any class of the Company's Voting Shares as of October 23, 2000 (except as otherwise noted below) by (i) each entity or person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's Voting Shares, (ii) each of the Company's current directors and nominees to the Board of Directors, (iii) each of the Company's executive officers named in the Summary Compensation Table, and (iv) all current directors, director nominees, and executive officers of the Company as a group. The information as to each person and entity has been furnished by such person and entity, and, except as noted, each person and entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity.

Certain Beneficial Owners
-------------------------


           Name and Address                                        Shares of Class            Percentage of Class
          of Beneficial Owner               Title of Class       Beneficially Owned            Beneficially Owned
          -------------------               --------------       ------------------            ------------------
Dr. Romano Volta (1)                     Series A Preferred            110,000                        100%
 Hydra S.p.A.                            Shares
 Via Massino D'Azeglio 57
 40123 Bologna, Italy                    Common Shares               1,990,860                       14.54%

L. Michael Hone                          Common Shares                 908,912 (2)                    7.11%
 502 Brookside Drive
 Andover, MA  01810

Whelan & Gratny Capital                  Common Shares                 733,587                        6.05%
 Management (3)
 611 Santa Cruz Avenue, Suite C
 Menlo Park, CA  94025

Stadium Capital Management, LLC          Common Shares                 723,300                       5.96%
and related parties (4)
  430 Cowper Street - Suite 200
  Palo Alto, CA 94301

----------------------------
(1) Hydra Investissements S.A. ("Hydra Investissements"), a Luxembourg corporation, is the record owner of 110,000 Series A Preferred Shares and a warrant ("Warrant") to purchase 180,000 Common Shares. The Series A Preferred Shares are convertible into Common Shares at the rate of one Series A Preferred Share for 12.5 Common Shares (subject to adjustment in certain circumstances). As adjusted to reflect the conversion, Hydra Investissements owns beneficially 1,375,000 Common Shares. The Warrant is currently exercisable and accordingly Hydra Investissements owns beneficially 180,000 Common Shares. On its
         Schedule 13D dated September 22, 1997, filed with the Securities and Exchange Commission, Hydra Investissements reported that it has shared voting and dispositive power with respect to all of the 1,555,000 Common Shares beneficially owned by it. Dr. Volta directly owns 426,501 Common Shares with sole voting and dispositive power and may be deemed to be beneficial owner, with shared voting and dispositive power, of the 1,555,000 Common Shares beneficially owned by Hydra Investissements by reason of the ownership by Hydra S.p.A. ("Hydra") of 100% of the capital stock of Hydra Investissements and the ownership by Dr. Volta of 50% of the capital stock of Hydra. Dr. Volta also beneficially owns 9,750 Common Shares which are subject to options currently exercisable.

(2) Includes 645,833 shares subject to stock options held by Mr. Hone that are currently exercisable.

(3) Based on Schedule 13F filed with the Securities and Exchange Commission on October 25, 2000, Whelan & Gratny Capital Management reported that it had sole voting power and sole investment power with respect to 733,587 shares. Whelan & Gratny Capital Management is an institutional investment manager.

(4) Based on Schedule 13G filed on April 20, 2000, the Company has been advised that Stadium Capital Management, LLC, a Delaware limited liability company ("SCM"), has shared voting power and shared dispositive power with respect to 723,300 shares; Stadium Capital Partners, L.P., a California limited partnership ("SCP"), has shared voting power and shared dispositive power with respect to 723,300 shares; Alexander M. Seaver ("Seaver") has shared voting power and shared dispositive power with respect to 723,300 shares and Bradley R. Kent ("Kent") has shared voting power and shared dispositive power with respect to 723,300 shares. SCM is an investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. SCP is a client of SCM. Seaver and Kent are the managers of SCM.

Security Ownership of Directors and Executive Officers
------------------------------------------------------


   Name of Beneficial                          Common Shares         Percent of Common Shares
           Owner                             Beneficially Owned         Beneficially Owned
---------------------------                  ------------------      ------------------------
Jay M. Eastman* ...........................          128,850 (1)(2)         1.05%
Robert S. Ehrlich* ........................          401,270 (1)(3)         3.26%
Donald K. Hess* ...........................           47,645 (1)            +
Thomas J. Morgan* .........................           29,380 (1)            +
James C. O'Shea* ..........................           36,674 (1)            +
Terry R. Peets** ..........................             --
Jack E. Rosenfeld* ........................           58,152 (1)(4)         +
Roberto Tunioli* ..........................             --
Justin L. Vigdor* .........................           31,244 (1)            +
Bert W. Wasserman* ........................           93,250 (1)            +
Robert C. Strandberg ......................          470,581 (1)            3.75%
Linda J. Miller ...........................            6,875                +
William L. Parnell, Jr ....................           54,995 (1)            +
Brad R. Reddersen .........................            4,962 (1)            +
William J. Woodard ........................          113,728 (1)            +

All current directors, director nominees and
   executive officers as a group
   including those named above (27 persons)        1,716,475 (5)           12.87%
   ----------------------------------------
*   Current member of the Board of Directors of the Company
** Nominee to the Board of Directors
+   Less than 1%

(1) Includes the following Common Shares subject to acquisition by the exercise of stock options which are, or within 60 days after October 23, 2000 will be, exercisable and are therefore deemed under Securities and Exchange Commission regulations to be beneficially owned: Messrs. Hess, Morgan, O'Shea, Rosenfeld and Vigdor, 22,750 shares each; Mr. Ehrlich, 169,770 shares; Dr. Eastman, 115,328 shares; Mr. Parnell, 46,250 shares; Mr. Strandberg, 423,846 shares; Mr. Wasserman, 43,250 shares; Mr. Woodard, 91,980 shares.

(2) Includes 3,121 shares held by Dr. Eastman's wife, and 7,232 shares held by his son.

(3)      Includes 15,000 shares held by Ehrlich & Co., 80,000 shares held in the
         R. S. Ehrlich & Co. Pension Plan Trust (the pension plan for Ehrlich & Co.) and 50,000 shares held by Red Lion Enterprises, Inc. Mr. Ehrlich is the senior partner in Ehrlich & Co. and may be deemed to be in con-trol of that partnership. Red Lion Enterprises, Inc. is a corporation wholly-owned by Mr. Ehrlich and his wife. Accordingly, Mr. Ehrlich may be deemed to beneficially own the shares owned by Ehrlich & Co., by the R. S. Ehrlich & Co.Pension Plan Trust, and by Red Lion Enterprises, Inc. Also includes 13,125 restricted shares (see "ELECTION OF DIRECTORS
         -  Compensation  of Directors").

(4) Includes 10,000 shares held by Solana Inc.(Pension Plan), a corporation wholly-owned by Mr. Rosenfeld and his wife. Accordingly, Mr. Rosenfeld may be deemed to beneficially own the shares owned by Solana Inc.

(5) Includes 1,203,382 shares subject to acquisition by the exercise of stock options which are, or within 60 days after October 23, 2000 will be, exercisable.

                              ELECTION OF DIRECTORS
                                 (Proxy Item 1)

     The Company's Restated Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board but shall not be less than nine nor more than 20 persons. The number of members constituting the Board of Directors is currently fixed at ten. However, as a result of the resignation of Robert C. Strandberg as President and Chief Executive Officer and as a director on August 22, 2000, there is currently a vacancy on the Board and the Board currently consists of nine persons.

     In accordance with the Company's Restated Certificate of Incorporation and Bylaws, the members of the Board of Directors are divided into three classes. The terms of office of the members of one class of directors expire each year in rotation, so that the members of one class are elected at each Annual Meeting to serve full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

     Under the Company's Restated Certificate of Incorporation, as amended, so long as Hydra Investissements S.A. holds at least 27,500 Series A Preferred Shares, the holders of Series A Preferred Shares have the exclusive right, voting separately as a class, to elect one director (the "Series A Director") and are entitled to vote together with the holders of the Common Shares as a single class in the election of the other directors. On June 5, 2000, the holders of Series A Preferred Shares elected Roberto Tunioli as the Series A Director to fill the vacancy caused by the resignation of Dr. Romano Volta, who had been the Series A Director since September 1997.

     Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws. See "GENERAL INFORMATION - Procedure for Submitting Shareholder Proposals."

     At this Annual Meeting, two persons will be nominated to serve until the Annual Meeting in 2003 and until their successors are elected and shall have qualified. The two nominees are James C. O'Shea and Terry R. Peets. Mr. O'Shea is currently a director of the Company. Mr. Peets, who currently is not a director of the Company, has been nominated by the Board of Directors for election as a director. Donald K. Hess and Justin L. Vigdor, each of whose terms as a director expires at this Annual Meeting, will retire from the Board effective December 6, 2000. Mr. Hess has served on the Company's Board of Directors since 1987, and Mr. Vigdor has served on the Board of Directors since 1989. The Company is indebted to each of them for their guidance and support.

     Following the Annual Meeting, there will remain two vacancies on the Board. When a new Chief Executive Officer has been selected by the Board, it is the Board's intent to also appoint such person to the Board. In addition, the Board is currently considering potential candidates to fill the other vacancy on the Board. Accordingly, the Board has not taken any action to reduce the size of the Board.

     The holders of Common Shares and Series A Preferred Shares, voting together as a class, are entitled to vote with respect to the election of the two nominees standing for election. Unless otherwise specified by the shareholders, it is intended that the shares represented by proxies will be voted for the two nominees. Proxies for the Annual Meeting may not be voted for more than the two nominees named.

     Both nominees have consented to serve if elected, but if one or both of the nominees becomes unable or unwilling to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominee(s) and for any substitute nominee(s) designated by the Board of Directors. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

     For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast. That means the two nominees will be elected if they receive more affirmative votes than any other nominees.

     The Board of Directors recommends that shareholders vote FOR the nominees named in this Proxy Statement.

Information Concerning Nominees for Directors and other Incumbent Members of the
--------------------------------------------------------------------------------
Board of Directors
------------------

     Certain biographical and other information about the nominees for election as directors and the directors continuing in office is presented as follows. The ages of the directors are as of December 6, 2000.

Nominees  for  directors  to be  elected  by  holders  of  Voting  Shares  for a
--------------------------------------------------------------------------------
three-year term expiring in 2003:
---------------------------------

     James C. O'Shea, age 55, has served as a director of the Company since 1989. He has been Chairman of the Board and Chief Executive Officer of Bioject Medical Technologies, Inc., a medical device manufacturer of needle-free injection systems in Portland, Oregon, since April 1995. Prior thereto, he was President of Biopure Corporation, a biomedical manufacturer in Boston, Massachusetts, from January 1989 until April 1995.

     Terry R. Peets, age 56, is being elected to the Board for the first time. Mr. Peets has been Chairman of the Board of Bruno's Supermarkets, Inc. since 1999. He served as President, Chief Executive Officer and director of PIA Merchandising Company, Inc., a provider of nationwide retail merchandising services, from 1997 until 1999, and as Executive Vice President of The Vons Companies, Inc., a supermarket chain in Southern California, from 1995 until 1997. From 1977 until 1995, Mr. Peets served in various sales, marketing and operation roles for Ralphs Grocery Co., the most recent of which was as Executive Vice President (1993-1995). Mr. Peets is also a director of Diamond Brands Inc., a consumer products company, and Super Markets Online, a division of Catalina Marketing Corporation, a provider of in-store electronic marketing services.

Directors whose terms expire in 2001:
-------------------------------------

     Robert S. Ehrlich, age 62, has served as a director of the Company since 1983, has been Chairman of the Board of Directors since April 1997 and has been interim Co-Chief Executive Officer since August 22, 2000. He was Vice Chairman of the Board of Directors from February 1997 until April 1997. He was also Chairman of the Board of Directors from December 1987 until July 1992. From January 1995 until December 1996, Mr. Ehrlich was engaged to provide consulting services to the Company. From August 1991 until December 1994, Mr. Ehrlich was employed by the Company as a senior management executive. Mr. Ehrlich has been Chairman of the Board of Electric Fuel Corporation ("EFC") since January 1993 and Chief Financial Officer of EFC since May 1991. EFC is an Israel-based company engaged in the research, development and commercialization of advanced zinc air battery products.

     Jack E. Rosenfeld, age 62, has served as a director of the Company since 1989. He has been President and Chief Executive Officer of Potpourri Collection, Inc., a consumer catalog company in Medfield, Massachusetts, since 1998. Prior thereto, he was President and Chief Executive Officer of Hanover Direct, Inc. (formerly Horn & Hardart Co.) from September 1990 until January 1996 and President and Chief Executive Officer of its direct marketing subsidiary from May 1988 until January 1996. He is also a director of EFC and Thane International, an electronic retailer.

     Roberto Tunioli, age 42, is the Series A Director and has served as a director of the Company since June 2000. Mr. Tunioli is the President and Chief Executive Officer of Datalogic S.p.A., an Italian corporation which manufactures auto identification and data collection systems. Mr. Tunioli is a member of the Board of Directors of I.E.S. S.p.A., an automation components company in Bologna, Italy, Peppercom S.p.A., a telecom company in Bologna, Italy, and Hydra S.p.A., an industrial and real estate holding company in Bologna, Italy.

Directors whose terms expire in 2002:
-------------------------------------

     Dr. Jay M. Eastman, age 52, has served as a director of the Company since April 1996. He also served as Senior Vice President, Strategic Planning from December 1995 until October 1997 and as Executive Vice President of the Company from December 1987 until December 1995. Dr. Eastman is President, Chief Executive Officer and major shareholder of Lucid, Inc., Rochester, New York, a corporation he founded in November 1991. Lucid designs and manufactures custom electro-optical instrumentation for application in fields such as desktop publishing and medical diagnosis. Dr. Eastman holds Ph.D. and Bachelor degrees in Optics from the University of Rochester and is an inventor on 18 United States patents owned by the Company. Dr. Eastman is also a director of EFC and Centennial Technologies, Inc., Wilmington, Massachusetts, a manufacturer of PC card-based solutions to original equipment manufacturers.

     Thomas J. Morgan, age 64, has served as a director of the Company since April 1996. Mr. Morgan was the President and Chief Executive Officer from October 1984 until January 1993 and Chairman of the Board from January 1993 until January 1995 of Verax Systems, Inc., Rochester, New York, a manufacturer of data collection and specialized software for statistical process control. Mr. Morgan is also a director of Tru II Form, Inc., Seal Beach, California, a woman's fitness studio.

     Bert W. Wasserman, age 67, has served as a director of the Company since May 1999 and as interim Co-Chief Executive Officer since August 22, 2000. Mr. Wasserman served as Executive Vice President and Chief Financial Officer of Time Warner, Inc. from 1990 until his retirement in 1995 and served on the Board of Directors of Time Warner, Inc. and its predecessor company, Warner Communications, Inc., from 1981 to 1995. He joined Warner Communications, Inc. in 1966 and had been an officer of that company since 1970. Mr. Wasserman is a director of several investment companies in the Dreyfus Family of Funds. He is a director of Malibu Entertainment International, Inc., Winstar Communications, Inc. and Lillian Vernon Corporation.

Information Regarding the Board and its Committees
--------------------------------------------------

     The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company and its subsidiaries and appoints the corporate officers of the Company who are responsible for conducting business on a day-to-day basis. In 1999, the Board of Directors held five meetings and took action by unanimous written consent in lieu of a special meeting once.

     To assist in the discharge of its responsibilities, the Board of Directors has established five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and a Strategic Planning Committee.

     The Audit Committee has the responsibility for recommending the appointment of the Company's outside auditors, reviewing the scope and results of audits, and reviewing internal accounting controls and systems. These reviews include meetings with the independent auditors and representatives of management, as well as separate and private meetings with the independent auditors to ensure that the scope of their activities had not been restricted and that adequate responses to their recommendations had been received. In addition, the Audit Committee reviews the estimated fees and types of non-audit services to be rendered to the Company by the independent accountants for the coming year. The Audit Committee also monitors the Company's compliance efforts with respect to the Year 2000 issue and monitors compliance with the Company's Code of Conduct, its conflict of interest policy and its policy concerning trading in the Company's securities and it reviews senior level accounting, auditing and financial personnel performance and succession planning. The minutes of the Audit Committee meetings as well as all of the recommendations of the Audit Committee are submitted to the full Board of Directors. The Audit Committee, consisting of Messrs. Vigdor (Chairman), Hess, Morgan and Wasserman, held two meetings in 1999.

     The Executive Committee is authorized to exercise the powers of the Board of Directors in the interval between regular meetings of the Board and serves as the investment committee of the Board. The Executive Committee, consisting of Messrs. Ehrlich (Chairman), Morgan, O'Shea, Rosenfeld, Strandberg (until his resignation in August 2000) and Wasserman, held eight meetings in 1999.

     The Compensation Committee reviews and approves the Company's compensation philosophy covering executive officers and other key management employees, reviews the competitiveness of the Company's total compensation practices, reviews and approves the terms and conditions of proposed incentive plans applicable to executive officers and other key employees, approves and administers the Company's 1994 Stock Option Plan and any other stock option plan of the Company, approves and administers the Company's 1995 Employee Stock Purchase Plan, reviews and makes recommendations with respect to management compensation, including salaries and bonus awards, examines the impact and effect of various benefits and incentive plans and reviews and recommends changes or amendments to such programs to the Board, and reviews and approves special hiring and severance arrangements with executive officers. The Compensation Committee, consisting of Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Volta (until his resignation in June 2000), held six meetings during 1999.

     The Nominating Committee considers and recommends individuals to be proposed for election as directors at the annual meeting of shareholders and to fill vacancies existing on the Board. The Company's Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. See "General Information - Procedure for Submitting Shareholder Proposals." The Nominating Committee, consisting of Messrs. Rosenfeld (Chairman), Ehrlich, Strandberg (until his resignation in August 2000) and Volta (until his resignation in June
2000), held two meetings in 1999.

     Created in 1998, the Strategic Planning Committee has the responsibility for monitoring and providing oversight with respect to the Company's strategic planning process and for working with management in the development of strategic priorities. The Strategic Planning Committee, consisting of Messrs. Morgan (Chairman), Eastman, Ehrlich, Strandberg (until his resignation in August 2000) and Volta (until his resignation in June 2000), held several informal meetings in 1999.

     In 1999, each director, except Dr. Volta, attended 75% or more of the meetings held by the Board of Directors and the committees on which the director served.

Special Committee
-----------------

     In October 1998, the Board of Directors appointed a Special Committee consisting of five directors, Messrs. Ehrlich, Morgan, O'Shea, Rosenfeld and Vigdor, to explore certain specific matters related to alternatives for the Company's future, in light of the indications of interest to acquire the Company and alternative transactions, subject to the final determination by the Board of Directors. In October 1999, two additional directors, Messrs. Strandberg and Wasserman, were appointed to the Special Committee.

Compensation of Directors
-------------------------

     In 1999, each non-employee director was paid $500 for each Board and Committee meeting attended by him, except that no more than $500 was paid if more than one meeting occurred on the same day. Also, each non-employee director received a retainer at the annual rate of $12,500 (the "Director Retainer"), and each Chairman of a Board Committee (except Mr. Erhlich) received an additional annual retainer of $2,500 (the "Chairman Retainer"). Both the Director Retainer and the Chairman Retainer were paid in four equal installments on the last day of each calendar quarter. A Special Committee of the Board had been appointed in October 1998 to consider strategic alternatives for the Company and to consider, negotiate, or oversee the negotiation, and to recommend to the Board, for its approval, the terms of potential acquisitions, if any. In 1999, each member of the Special Committee, except Messrs. Ehrlich, Strandberg and Wasserman, was paid $9,000 for such extra service. For 1999, an aggregate of $194,217 in meeting fees, retainers, and special compensation was paid in cash or in stock to eight non-employee directors. Each non-employee director is also reimbursed the reasonable expenses incurred in attending the meeting. In 1999, all directors, except Messrs. Ehrlich and Strandberg, were non-employee directors.

     Pursuant to the PSC Inc. Compensation Plan for Non-Employee Directors, non-employee directors have the opportunity to receive payment of their compensation either in cash or in Common Shares. During 1999, Messrs. Hess, O'Shea, Rosenfeld, Vigdor and Volta received a portion of their compensation in Common Shares. The directors may also elect to receive their compensation either currently or on a deferred basis. During 1999, no director chose to defer his compensation. If the amount to be deferred would have been payable in cash, the Company will credit a Deferral Account maintained for the director with an amount that would otherwise have been payable to the director in cash. If the amount to be deferred would have been payable in stock, the Company will credit units ("Stock Units") to a Unit Account maintained for the director. Directors make separate elections with respect to the manner of the payment of the compensation and the time of the payment of the compensation. The number of Common Shares issued or the number of Stock Units credited to a director's account will equal the cash amount of the compensation divided by the fair market value of one share of stock on the date on which such cash amount would otherwise have been paid. Stock Units and amounts in a Deferral Account are fully vested at all times. Payment of Stock Units (in full Common Shares) and the amounts in a Deferral Account must be deferred at least one year. The director chooses the date of the payment, which may be upon termination of service as a director. The maximum number of Common Shares that may be issued under the Plan is 50,000 shares.

     The Company's 1994 Stock Option Plan (the "1994 Plan") provides that each member of the Board of Directors who is not also an employee or consultant of the Company will automatically receive on the date of the Annual Meeting of Shareholders a stock option for 6,500 Common Shares. As discussed in the Report of the Compensation Committee, the Board adopted a policy to reduce by 50% the size of the annual stock option grants to officers and key employees. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION." Believing that this policy should be applicable to everyone, the directors voluntarily agreed to also reduce the size of their annual grants by 50%. Accordingly, on the date of the 1999 Annual Meeting of Shareholders, non-employee director stock options ("NEDSOs") to purchase 3,250 shares were granted to each non-employee director, except Mr. Wasserman, at a purchase price of $10.375 per share, the fair market value on the date of the grant. Said NEDSOs were exercisable in their entirety on May 12, 2000 and terminate on May 12, 2004. Mr. Wasserman, elected as a director for the first time at the 1999 Annual Meeting, received a NEDSO for 6,500 shares. No NEDSOs were granted to Messrs. Ehrlich and Strandberg in 1999.

     In May 1998, the Board approved a new compensation agreement with Mr. Ehrlich, Chairman of the Board, which was amended in December 1998 and July 1999 (the agreement, as amended, is referred to as the "Ehrlich Agreement") and which will expire on December 31, 2000. Pursuant to the Ehrlich Agreement, for all services rendered to the Company as Chairman of the Board and as a consultant in such areas as strategic planning, corporate development, mergers and acquisitions and development of overseas markets, Mr. Ehrlich will receive compensation at the annual rate of $85,000. In 1999, Mr. Ehrlich received an aggregate of $85,000 and was also reimbursed for expenses incurred in the performance of his duties. The Ehrlich Agreement includes confidentiality and non-compete provisions and provides for a severance payment upon the termination of his position as Chairman of the Board as the result of a change-in-control in an amount equal to 2.9 times his annual rate of compensation to be paid over a period of three years. Pursuant to the Ehrlich Agreement, effective as of March 25, 1999, Mr. Ehrlich received an option for 17,500 Common Shares, at an exercise price of $8.625 per share (the Fair Market Value of the Company's Common Shares on the date of grant). This option replaced the award of 17,500 restricted shares which would otherwise have been awarded on March 25, 1999 and represented a 50% reduction in the size of the option grant to which he otherwise would have been entitled. Of the 17,500 stock options granted, options for 8,750 shares have vested or will vest as follows: 2,188 on March 25, 2000; 2,187 on March 25, 2001; 2,188 on March 25, 2002; and 2,187 on March 25, 2003.
The remaining 8,750 shares will not vest unless and until certain performance levels for the Company's Common Shares are attained - with respect to 2,916 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $11.47 per share for seven consecutive days; with respect to 2,917 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $13.53 per share for seven consecutive days and with respect to 2,917 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $15.70 per share for seven consecutive days. If the specified performance goals are not reached, the options will nevertheless become fully exercisable after December 1, 2003 in order to maintain favorable accounting treatment. The options will expire on March 25, 2004. Pursuant to the Ehrlich Agreement, effective as of March 25, 2000, Mr. Ehrlich received an option for 17,500 shares of Common Stock, at an exercise price of $6.00 per share (the Fair Market Value of the Company's Common Stock on the date of grant). This option represented a 50% reduction in the size of the option grant to which he otherwise would have been entitled pursuant to his Agreement. Of the 17,500 stock options granted, options for 8,750 shares will vest as follows:
2,188 on March 25, 2001;  2,187 on March 25, 2002;  2,188 on March 25, 2003; and
2,187 on March 25, 2004. The remaining 8,750 shares will not vest unless and until certain performance levels for the Company's Common Stock are attained - with respect to 2,916 shares, at such time as the Fair Market Value of the Company's Common Stock equals or exceeds $7.98 per share for seven consecutive days; with respect to 2,917 shares, at such time as the Fair Market Value of the Company's Stock equals or exceeds $9.41 per share for seven consecutive days; and with respect to 2,917 shares, at such time as the Fair Market Value of the Company's Common Stock equals or exceeds $10.92 per share for seven consecutive days. If the specified performance goals are not reached, the options will nevertheless become fully exercisable after December 1, 2004 in order to maintain favorable accounting treatment. The options will expire on March 25, 2005. In the event of a change-in-control and if Mr. Ehrlich becomes entitled to receive the severance payment set forth above, all of his options will immediately vest.

Other Remuneration Arrangements
-------------------------------

     See "EXECUTIVE OFFICER COMPENSATION - Recent Developments and Other Remuneration Arrangements."

Directors' and Officers' Liability Insurance Policy
---------------------------------------------------

     The Company has an insurance policy for $15,000,000 effective until January 20, 2002, which protects its officers and directors against losses which certain persons may incur because of their acts or omissions as officers or directors. The policy is underwritten by Great American Insurance Company at an aggregate premium of $218,750 for a two-year period.

                         EXECUTIVE OFFICER COMPENSATION
Recent Developments
-------------------

     On August 22, 2000, Robert C. Strandberg resigned as President and Chief Executive Officer and as a director of the Company, and Messrs. Robert S.
Ehrlich, Chairman of the Board, and Bert W. Wasserman, a director, were appointed interim Co-Chief Executive Officers until a permanent Chief Executive Officer has been recruited and appointed. The following data incorporates compensation data resulting from Mr. Strandberg's resignation and the appointment of Messrs. Ehrlich and Wasserman as interim Co-Chief Executive Officers. In addition, on October 23, 2000, William L. Parnell, Jr., who had previously held executive positions with the Company, was appointed to the newly created position of Executive Vice President and Chief Operating Officer.

Summary Compensation Table
--------------------------

     Set forth below is information concerning the cash and non-cash compensation for services in all capacities to the Company for the fiscal years 1999, 1998 and 1997 received by (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers in the employ of the Company at December 31, 1999 (the individuals in (i) and (ii), collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                                                        Long-term
                                              Annual Compensation                  Compensation Awards
                                   --------------------------------------------- ------------------------
                                                                                Restricted    Securities
                                                                Other Annual      Stock       Underlying        All Other
Name & Principal Position    Year Salary($)    Bonus($)(1)  Compensation ($)(2) Awards ($)(3) Options(#)     Compensation ($)(4)
--------------------------   ---- ---------    -----------  ------------------- ------------- ----------     -------------------
Robert C. Strandberg (5)     1999 $319,800      $152,208         $ 50,442           ---          37,500       $ 5,000
  President and Chief        1998  165,000 (6)   133,380          132,170        $403,125          --           4,500
  Executive Officer          1997   80,460 (6)     ---             64,345           ---         298,846          ---

William J. Woodard           1999 $199,307      $ 75,500          $ 37,243          ---           6,500       $55,000
  Vice President, Chief      1998  179,384       156,690            59,704          ---            ---          5,000
  Financial Officer          1997  160,000         ---              26,710          ---          30,000         3,139
  and Treasurer

William L. Parnell, Jr. (7)  1999  $215,031      $ 81,540          $152,304         ---           7,500       $ 5,000
  Chief Operating Officer    1998   187,445       142,758            ---            ---            ---          4,850
  & Senior Vice President    1997   169,386         1,597            ---            ---          30,000         4,750

Linda J. Miller (8)          1999  $179,308      $ 67,950            ---            ---          33,750         ---
  Senior Vice President      1998   113,846       121,496            ---            ---          35,000         ---
  & General Manager

Brad R. Reddersen (9)        1999  $194,661      $ 51,529            ---            ---           5,000       $ 4,000
  Vice President, Chief      1998   184,784       140,634            ---            ---            ---          4,620
  Technology Officer         1997   170,836         1,597            ---            ---          30,000         4,393


(1) For 1999, the amounts in this column reflect annual incentive awards under the Company's Management Incentive Plan ("MIP"). See "Report of the Compensation Committee of the Board of Directors on Executive Compensation." For 1998, the amounts in this column reflect annual incentive awards under the Company's MIP and/or bonus payments made in lieu of stock options. The amounts of the MIP awards and the bonus in lieu of options, respectively, for 1998 were as follows:

                                                 Bonus in Lieu of
                                MIP($)             Options($)
                                ------             ----------
         R. Strandberg          $ 133,380              --
         W. Woodard             $  66,690           $90,000
         W. Parnell             $  48,758           $94,000
         L. Miller              $  41,496           $80,000
         B. Reddersen           $  48,032           $92,602

     Messrs. Parnell and Reddersen had been executive officers of Spectra-Physics Scanning Systems, Inc. ("Spectra") prior to its acquisition by the Company on July 12, 1996. Bonus amounts for 1997 for Messrs. Parnell and Reddersen were payable pursuant to Spectra's Phantom Stock Option Plan.

(2) Except as noted, none of the Named Executive Officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus for 1999, 1998 or 1997. The amounts in this column for 1999 include the following: Mr. Strandberg - $50,442 for automobile expenses, club membership dues and fees, and premiums on enhanced life and disability insurance policies; Mr. Woodard - $37,243 for automobile expenses, club membership dues and fees, and premiums on enhanced life and disability insurance policies; Mr. Parnell - $130,170 for relocation expenses and other amounts for automobile expenses and premiums on enhanced life and disability insurance policies, and a related tax gross-up.

     The amounts in this column for 1998 include the following: Mr. Strandberg - $97,412 for relocation expenses and other amounts for automobile expenses, club membership dues and fees, and premiums on enhanced life and disability insurance policies, and a related tax gross-up; Mr. Woodard - $15,779 for automobile expenses, $23,728 for club membership dues and fees and other amounts for premiums on enhanced life and disability insurance policies, and a related tax gross-up.

     The amounts in this column for 1997 include the following: Mr. Strandberg - $47,516 for relocation expenses and other amounts for automobile expenses and premiums on enhanced life and disability insurance policies; Mr. Woodard - $15,641 for automobile expenses and $11,069 for premiums on enhanced life and disability insurance policies and club membership dues.

(3) Restricted stock awards are valued in the table above at their fair market value based on the closing price for the Company's Common Shares as reported by The Nasdaq Stock Market(R) on the date of award. On March 25, 1998, Mr. Strandberg was awarded 37,500 restricted shares. The closing price of the Company's Common Shares on that date was $10.75. At the end of the 1998 fiscal year, the fair market value of Mr. Strandberg's restricted stock holdings was $356,250, based upon the closing price of the Company's Common Shares on December 31, 1998 of $9.50. As set forth in the original award, the restrictions on 50% of such shares would lapse in four equal annual installments on March 25, 1999, March 25, 2000, March 25, 2001 and March 25, 2002 so long as Mr. Strandberg was an officer on such dates. The restrictions on the other 50% of the shares would not lapse unless and until certain performance levels for the Company's shares were attained - with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $14.30 per share for seven consecutive days at any time prior to March 25, 2002; with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $16.87 per share for seven consecutive days at any time prior to March 25, 2002; and with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $19.57 per share for seven consecutive days at any time prior to March 25, 2002. If the trading price of the shares did not reach the specified performance levels by March 25, 2002, all shares still subject to the restrictions would be returned to or cancelled by the Company. In connection with Mr. Strandberg's resignation, the Board, as of August 22, 2000, waived all restrictions still remaining on the shares and all of the restrictions were deemed to have lapsed. See "EXECUTIVE OFFICER COMPENSATION - Employment Contracts and Severance and Change-in-Control Agreements - Robert C. Strandberg."

(4)  The amounts in this column for 1999 consist of the following:

     The Company's  matching  contributions  to its 401(k) Plan as follows:  Mr.
     Strandberg - $5,000; Mr. Woodard - $5,000; Mr. Parnell - $5,000; Mr. Reddersen - $4,000. In addition, Mr. Woodard received a cash award of $50,000 in order to exercise stock options pursuant to a program adopted by the Board in 1999 designed to encourage an increase in the ownership of the Company's Common Shares by management. As conditions to the receipt of such award, any executive officer electing to receive the award would be required to hold the stock acquired upon the exercise of the stock option for a minimum period of three years and the size of such officer's annual stock option grant for 1999 would be reduced. Mr. Woodard elected to receive this special cash award and, accordingly, also received a reduced annual stock option grant.

     The amounts in this column for 1998 consist of the following:

     The Company's  matching  contributions  to its 401(k) Plan as follows:  Mr.
     Strandberg - $4,500; Mr. Woodard - $5,000; Mr. Parnell - $4,850; Mr. Reddersen - $4,620.

     The amounts in this column for 1997 consist of the following:

     The Company's matching contributions to its 401(k) Plan as follows: Mr. Woodard - $3,139; Mr. Parnell - $4,750; Mr. Reddersen - $4,393.

(5) Mr. Strandberg resigned as President and Chief Executive Officer on August 22, 2000, having held those positions since April 30, 1997. He joined the Company as Executive Vice President in November 1996.

(6) The amount set forth as salary for 1998 represents the cash payment to Mr. Strandberg for the period June 1, 1998 through December 31, 1998 and the amount set forth for 1997 represents the cash payment to Mr. Strandberg for the period January 1, 1997 through May 31, 1997. Pursuant to his Employment Agreement, Mr. Strandberg elected to receive all of his base salary ($240,000) for the period between June 1, 1997 and May 31, 1998 in the form of stock options. Accordingly, on June 2, 1997, Mr. Strandberg received a stock option to purchase 73,846 shares at an exercise price of $6.50 per share (the fair market value of the Company's Common Shares on the date of grant). Said option vested in four equal quarterly installments on August 31, 1997, November 30, 1997, February 28, 1998 and May 31, 1998 and, as
     amended, expires on December 31, 2000.

(7) Mr. Parnell left the Company on January 11, 2000. Subsequent thereto, on October 23, 2000, Mr. Parnell was appointed to the newly created position of Executive Vice President and Chief Operating Officer.

(8) Ms. Miller became Senior Vice President and General Manager in May 1999. She joined the Company as Vice President, Marketing in April 1998.

(9)  Mr. Reddersen left the Company on July 1, 2000.

Options and Stock Appreciation Rights
-------------------------------------

         The following tables summarize option grants to, and exercises by, the Named Executive Officers in fiscal 1999, and the value of the options held by such persons at the end of fiscal 1999. No stock appreciation rights have ever been granted by the Company.

                              OPTION GRANTS IN 1999
                                                                                             Potential Realizable Value
                                                                                             at Assumed Annual Rates
                                                                                           of Stock Price Appreciation
                                               Individual Grants                                  for Option Term (1)
                        ---------------------------------------------------------------    ----------------------------
                                             Percent of
                            Number of      Total Options
                           Securities        Granted to    Exercise or
                           Underlying       Employees in    Base Price
         Name           Options Granted (#) Fiscal 1999 (2)($/Share)(3)  Expiration Date (4)  5% ($)       10%($)
         ----           ------------------  -------------- ------------  ------------------  -------------------
Robert C. Strandberg        37,500 (5)          8.7%          $8.625           3/25/04       $89,359.82   $197,461.83

William J. Woodard           6,500 (6)          1.5%          $6.750          10/25/04       $12,121.85   $ 26,786.13

William L. Parnell,Jr.       7,500 (6)          1.7%          $6.750          10/25/04       $13,986.75   $ 30,907.07

Linda J. Miller              7,500 (6)          1.7%          $6.750          10/25/04       $13,986.75   $ 30,907.07
                            26,250 (7)          6.1%          $7.094           12/6/04       $51,448.46   $113,687.65

Brad R. Reddersen            5,000 (6)          1.2%          $6.750          10/25/04       $ 9,324.50    $20,604.71



(1) The potential realizable value portion of the table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Shares over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the Company's stock price over the term of the options granted in 1999. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.

(2) Percentages indicated are based on a total of 432,000 options granted to 106 employees during 1999.

(3) The exercise price per share is 100% of fair market value of the Company's Common Shares on the date of grant.

(4)  All stock options expire five years from the date of grant.

(5)  See "Employment Contracts and Severance and Change-in-Control  Arrangements
     - Robert C. Strandberg".

(6) Options are exercisable in four equal annual installments commencing one year from the date of grant.

(7) Represents options granted in 1999 to replace 35,000 options initially granted on April 6, 1998 at $10.875. The options will not vest or become exercisable unless and until certain performance levels for the Company's Common Shares are attained - one-third will vest at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $9.44 per share for seven consecutive days; one-third will vest at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $11.14 per share for seven consecutive days; and one-third will vest at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $12.91 per share for seven consecutive days. If the specified performance goals are not reached, the options will nevertheless become fully exercisable after June 6, 2004 in order to maintain favorable accounting treatment.

                       AGGREGATED OPTION EXERCISES IN 1999
                         AND 1999 YEAR-END OPTION VALUES
                                                                     Number of Securities            Value of Unexercised
                                                                    Underlying Unexercised         In-the-Money Options at
                                                               Options at December 31, 1999 (#)    December 31, 1999 ($)(1)
                                                               --------------------------------    ------------------------
                        Shares Acquired       Value
         Name           on Exercise (#)     Realized ($)(2)    Exercisable   Unexercisable        Exercisable   Unexercisable
         ----           ---------------     --------------     -----------   -------------         -----------   -------------
Robert C. Strandberg           --               --              186,346        200,000              $139,615       $134,375

William J. Woodard           15,000           $8,445             86,605         20,250              $ 18,125       $ 12,188

William L. Parnell, Jr.        --               --               46,250         26,250              $ 25,625       $ 15,313

Linda J. Miller                --               --                --            33,750              $     ---      $ 12,064

Brad R. Reddersen              --               --               46,250         23,750              $  25,625      $ 13,750


(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Shares from the option grant date to the option exercise date. Value is calculated based on the difference between the option price and the closing market price of the Common Shares on the date of exercise multiplied by the number of shares to which the exercise relates. No cash is realized until the shares received upon exercise of an option are sold.

(2) The closing price for the Company's Common Shares as reported by The Nadsaq Stock Market(R) on December 31, 1999 was $7.375. Value is calculated on the basis of the difference between the option price and $7.375 multiplied by the number of Common Shares underlying the option. An option is in-the-money if the market value of the Common Shares subject to the option exceeds the option price.

Option Repricing and Ten-Year Option Repricing Table
----------------------------------------------------

     In 1999, the Company offered two executive officers the opportunity to exchange certain options for new options. The new options reduced the number of shares underlying the original grants of options by 25%, lowered the exercise price, reduced the option term from ten years to five years and established a new performance-based vesting and exercise schedule.

     The following table sets forth certain information concerning the repricing of stock options by the named executive officers and any other executive officer during the last ten fiscal years.

                         TEN-YEAR OPTION/SAR REPRICINGS
                                 Number of
                                 Securities                                 Exercise                   Length of
                                 Underlying   Number     Market Price of    Price at                   Original Option
                                 Options      of New     Stock at Time of   Time of        New         Term Remaining At
                                 Repriced     Options    Repricing or       Repricing or  Exercise     Date of Repricing
         Name            Date    or Amended   Granted    Amendment          Amendment     Price        or Amendment
         ----            ----    ----------   -------    ---------          ---------     --------     -----------------
Linda J. Miller (1)     12/6/99     35,000     26,250     $7.094             $10.875      $7.094          8-1/3 years
  Senior Vice
  President and
  General Manager

Matt D. Schler (1)      12/6/99     50,000     37,500     $7.094             $10.375      $7.094          7-11/12 years
  Vice President,
  Engineering and
  Product Development


(1) The options granted to Ms. Miller and Mr. Schler will not vest or become exercisable unless and until certain performance levels for the Company's Common Shares are attained - one-third will vest at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $9.44 per share for seven consecutive days; one-third will vest at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $11.14 per share for seven consecutive days; and one-third will vest at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $12.91 per share for seven consecutive days. If the specified performance goals are not reached, the options will nevertheless become fully exercisable after June 6, 2004 in order to maintain favorable accounting treatment. Each option will expire on December 6, 2004.

Employment Contracts and Severance and Change-in-Control Arrangements
---------------------------------------------------------------------

Robert C. Strandberg
--------------------

     Employment Agreement
     --------------------

     Effective June 2, 1998, the Company entered into a new Employment Agreement with Mr. Strandberg, which was amended in December 1998 and July 1999 (the Employment Agreement, as amended, is referred to as the "Strandberg Agreement"), and which would have expired on December 31, 2000. However, Mr. Strandberg resigned as President and Chief Executive Officer on August 22, 2000. Under the Strandberg Agreement, Mr. Strandberg received an annual base salary of $336,000. In addition, under the Strandberg Agreement, if certain performance goals and targets determined annually by the Company's Board of Directors for the Company's Management Incentive Plan ("MIP") were met, Mr. Strandberg would be entitled to receive a performance bonus for that year ranging from 40% to 170% of his base salary with no performance bonus if the performance goal was not achieved in a particular year. Mr. Strandberg was also eligible to participate in employee benefit plans generally made available by the Company to its executive officers.

     The Strandberg Agreement contained provisions relating to confidentiality, non-competition and Change-in-Control (as defined below).

     Pursuant to the Strandberg Agreement, in March 1998 Mr. Strandberg received an award of 37,500 restricted shares which could not be sold, transferred or otherwise disposed of until the restrictions lapse. See Footnote (3) to the Summary Compensation Table for further details with respect to the restricted shares. Pursuant to the Strandberg Agreement, on March 25, 1999, Mr. Strandberg received an option for 37,500 Common Shares at an exercise price of $8.625 per share (the Fair Market Value of the Company's Common Shares on the date of grant). This option replaced the award of 37,500 restricted shares which would have been awarded on March 25, 1999 and represented a 50% reduction in the size of the option grant to which he otherwise would have been entitled. Of the 37,500 stock options granted, options for 18,750 shares vested as follows: 4,688 on March 25, 2000; 4,687 on March 25, 2001; 4,688 on March 25, 2002; and 4,687
on March 25, 2003. The options for the remaining 18,750 shares did not vest unless and until certain performance levels for the Company's Common Shares were attained. The options expire on March 25, 2004.

     Pursuant to the Strandberg Agreement, effective as of March 25, 2000, Mr. Strandberg received an option for 37,500 shares of Common Stock, at an exercise price of $6.00 per share (the Fair Market Value of the Company's Common Stock on the date of grant). This option represented a 50% reduction in the size of the option grant to which he otherwise would have been entitled pursuant to his Agreement. Of the 37,500 stock options granted, options for 18,750 shares vested as follows: 4,688 on March 25, 2001; 4,687 on March 25, 2002; 4,688 on March 25,
2003; and 4,687 on March 25, 2004. The remaining 18,750 shares did not vest unless and until certain performance levels for the Company's Common Stock were attained -- with respect to 6,250 shares, at such time as the Fair Market Value of the Company's Common Stock equals or exceeds $7.98 per share for seven consecutive days; with respect to 6,250 shares, at such time as the Fair Market Value of the Company's Stock equals or exceeds $9.41 per share for seven consecutive days; and with respect to 6,250 shares, at such time as the Fair Market Value of the Company's Common Stock equals or exceeds $10.92 per share for seven consecutive days. If the specified performance goals were not reached, the options would nevertheless become fully exercisable after December 1, 2004 in order to maintain favorable accounting treatment. The options expire on March 25, 2005.

        Severance Arrangements
        ----------------------

     On August 22, 2000, Mr. Strandberg resigned all his positions and offices, including those of President, Chief Executive Officer and member of the Board of Directors. Pursuant to resolutions adopted by the Board, the Company will continue to pay Mr. Strandberg, for a period of one year, his base salary of $336,000 and all current health, dental, life and accidental death and dismemberment insurance benefits and certain incidental benefits. In addition, all options held by Mr. Strandberg were deemed fully vested as of August 22, 2000 and may be exercised until the earlier of (i) the date on which the option expires by its terms or (ii) August 22, 2003. Also, all restrictions on the restricted shares owned by Mr. Strandberg were waived by the Board and were deemed to have lapsed as of August 22, 2000. Certain obligations in Mr. Strandberg's prior Employment Agreement relating to confidentiality and non-competition remain in effect in accordance with their terms.

        Severance/Change-in-Control Agreements
        --------------------------------------

     Severance/Change-in-Control Agreements have been entered into with all senior executive officers in order to assure the Company of the continued services of those executives to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company. In general, all provide that in the event of the termination of the executive's employment by the Company, for any reason other than Termination for Cause (as defined below), death, disability or a Change-in-Control (as defined below), the Company will continue to pay the executive for a period of one year following such termination an amount equal to the executive's salary at the annual rate then in effect. In addition, the Company will provide the executive with the executive's then current health, dental, life and accidental death and dismemberment insurance benefits for a period of one year following such termination. Each agreement also contains a covenant not-to-compete during the one-year period in which severance benefits are being paid. In the event of the termination of the executive's employment within the two-year period following a Change-in-Control (as defined below) of the Company, and such termination is (i) by the Company for any reason other than Termination for Cause (as defined below) or (ii) by the executive if the executive terminates such employment for Good Reason (as defined below), or, in the case of Mr. Woodard, in addition, if he terminates his employment for any reason within 90 days after the occurrence of a Change-in-Control (as defined below), the Company will pay the executive either over a period of three years or in a lump sum payment an amount equal to the product of the sum of (x) the executive's salary at the annual rate then in effect and (y) the highest annual bonus paid to the executive under the Company's current Management Incentive Plan or any successor plan in the three full fiscal years preceding termination multiplied by 2.9. In addition, the executive will be immediately vested in any retirement, incentive or option plans then in effect and the Company will continue to provide the executive with his or her then current health, dental, life and accidental death and dismemberment insurance benefits for a period of three years.

     If any of the payments to the executive are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

Certain Definitions. As used in the Ehrlich Agreement and the Severance/Change-in-Control Agreements:

     (a) Change-in-Control generally means the acquisition of 30% of the Company's voting securities, or a change of one-third of the incumbent Board of Directors without the prior approval of the members of the incumbent Board of Directors, or the merger or consolidation of the Company with another corporation where the shareholders of the Company would not, immediately after the merger or consolidation, own at least 50% of the voting securities of the corporation issuing the cash or securities in the merger or consolidation, or the sale of substantially all of the assets of the Company.

     (b) Termination for Cause generally means the termination of the employment of an officer because the officer has failed or refused to perform such services as may reasonably be delegated to the officer consistent with the officer's position, or has been grossly negligent in connection with the performance of his or her duties, or has committed acts involving dishonesty, willful misconduct, breach of fiduciary duty, fraud, or any similar offense which materially affects the officer's ability to perform his or her duties for the Company or may materially adversely affect the Company, or has been convicted of a felony.

     (c) Good Reason generally means an officer's annual rate of salary is reduced from the annual rate then currently in effect or the officer's other employee benefits are in the aggregate materially reduced from those then currently in effect, (unless such reduction of employee benefits applies to employees of the Company), or the officer's place of employment is moved from its then current location, or the officer is assigned duties that are demeaning or are otherwise materially inconsistent with the duties then currently performed by the officer.

     (d) Termination without Cause generally means the termination of the employment of an officer for reasons other than death, disability, termination for cause or termination upon Change-in-Control.

        Other Remuneration Arrangements
        -------------------------------

     On August 22, 2000, Messrs. Ehrlich and Wasserman were appointed interim Co-Chief Executive Officers to serve until a new President and Chief Executive Officer has been appointed. During such interim period, Mr. Wasserman will receive no fees as an outside director and Mr. Ehrlich will receive no fees under the Ehrlich Agreement, but each will receive fees at the rate of $18,000 per month for so long as they serve as interim Co-Chief Executive Officers.

     In addition, Mr. Ehrlich received an option for 25,000 shares of Common Stock and Mr. Wasserman received an option for 50,000 shares of Common Stock. Each option was granted at an exercise price of $3.594 per share and each option vests in five equal monthly installments commencing on September 1, 2000. However, neither option may be exercised until such time as the fair market value of the Company's Common Stock equals or exceeds $5.391 per share for seven consecutive days. If the $5.391 price per share is not reached, the options will nevertheless become fully exercisable after April 1, 2005 in order to maintain favorable accounting treatment. Each option expires on August 25, 2005.

Interest of Directors and Management in Certain Transactions
------------------------------------------------------------

        Severance Payments

     In fiscal 1999, the Company, pursuant to a Severance Agreement dated April 30, 1997, paid L. Michael Hone, the Company's former Chairman of the Board and Chief Executive Officer, who currently owns beneficially more than five percent of the Company's Common Shares, $232,917 and forgave $166,791 of indebtedness.

        Other Transactions

     In 1999, the Company paid approximately $353,000 to Boylan, Brown, Code, Vigdor & Wilson, LLP for legal services rendered. Justin L. Vigdor, a director, is a member of that firm and Martin S. Weingarten, Secretary of the Company, is of counsel to that firm.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                           CORPORATE PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total return of the Company's Common Shares from December 31, 1994 through December 31, 1999, with the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index. Comparisons of this sort are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Shares. The graph assumes that $100 was invested on December 31, 1994 in each of the Company's Common Shares, the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index and that all dividends were reinvested.


                                        CUMULATIVE TOTAL RETURN
                                ----------------------------------------------
                                12/94   12/95   12/96   12/97   12/98   12/99
                                -----   -----   -----   -----   -----   -----
    PSC Inc..............         100      71      55     101      73      57
    S & P 500............         100     138     169     226     290     351
    S&P Technology Sector         100     144     204     258     446     781

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Volta (until his resignation in June 2000)) approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

     The Company's executive compensation policy is intended (i) to support the attainment of the Company's long and short-term strategic and financial objectives; (ii) to provide a competitive total compensation program that enables the Company to attract, motivate and retain the key executives needed to accomplish the Company's goals; (iii) to provide variable compensation opportunities that are directly related to the performance of the Company; (iv) to align executive compensation with growth in shareholder value; and (v) to recognize and reward executives for their contributions and commitment to the growth and profitability of the Company. The Compensation Committee believes this policy is generally best accomplished by providing a competitive total compensation package, a significant portion of which is variable and at risk and related to established performance goals.

     To maintain a competitive level of compensation, the Company and the Committee periodically utilize the services of independent compensation consultants to analyze compensation data for high technology companies with revenues of $250 million and to recommend plan designs and guidelines and compensation strategies. Such consultants were engaged in 1999 to assist the Company.

     The Company's compensation program for executive officers consists of the following key elements: base salary, annual cash incentives and equity-based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity-based incentives are primarily designed to provide strong incentives for long-term future performance. The components of the compensation program for executives are described below.

     Base Salary: Base salaries and increases for executive officers, other than Mr. Strandberg, are determined by the Chief Executive Officer within the guidelines established by the Committee and are based upon the officer's current performance, experience, the scope and complexity of his or her position within the Company and the external competitive marketplace for comparable positions at peer companies. Base salaries are designed to be competitive, generally at the median or 50th percentile, as compared to salary levels for equivalent executive positions in comparable companies and are normally reviewed annually.

     Annual Incentive: A substantial portion of each executive officer's compensation is variable and tied to Company performance.

     In 1997, the Committee adopted a new Management Incentive Plan (the "MIP") which is applicable to all of the Company's key executives and department managers. The MIP provides cash incentive awards based upon overall performance by the Company as measured by return on capital employed ("ROCE") and sales growth. ROCE is defined as operating income divided by net average capital as reported in the Company's financial statements. Sales growth is defined as the percentage increase of current fiscal year revenue over the preceding fiscal year revenue. If the target is achieved, awards varying from 10% to 60% of base salary will be paid. Below a threshold level of performance, no awards will be granted. If the target is surpassed, awards increase, depending on the percentage of target achieved. The incentive percentage for an employee is based upon position in the Company and is based upon market comparisons. Each year the Committee establishes the specific ROCE and sales growth targets for that year and the weighting factor to be given to each. After the end of the fiscal year, the Committee confirmed that the threshold level of performance had been surpassed, that, based on performance against the ROCE and sales growth measures, 75.5% of the targeted payout had been achieved and that the annual bonuses, at reduced percentages, could therefore be paid. Accordingly, awards aggregating $1,017,018 and varying from 7.6% to 45.3% of an individual's base salary were paid to 48 MIP participants for 1999.

     Equity-Based Incentives/Reduction in 1999 Grants: Stock options are granted to aid in the retention of key employees and to align the interests of key employees with those of the shareholders. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining the individuals to whom grants should be made, the time of the grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Shares on the date of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Shares. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Shares occurs over a period of years.

     After reviewing various studies and reports by independent compensation consultants, the Committee in September 1997 adopted certain stock option guidelines. Each participant is assigned a stock option target based on his or her level and base salary. The stock option target is based on competitive market information regarding ongoing standard option grants by position level in high technology companies, as reported in an annual report on executive compensation prepared by an independent compensation source. Targeted option grants are designed to be competitive and will approximate the median or 50th percentile, as compared to option grants for equivalent positions at other global technology companies. The option grant target is expressed as a percentage of each individual's base salary and ranges from 40% of base salary for an individual contributor to 150% of base salary for senior vice presidents to 200% of base salary for the Chief Executive Officer. The stock option target is not a guarantee. The actual award may be smaller or larger depending on a number of factors including the available stock option pool, the type of option awarded (standard time vesting vs. performance-based), and the individual's performance as assessed by senior management and the Board.

     In 1999, no stock options to current officers and key employees were granted at the targeted level. In order to reduce the dilutive effect on earnings per share caused by the granting of stock options, the Board, in 1999, adopted a policy to minimize the number of outstanding stock options by restricting the annual grants of stock options to officers and key employees to approximately 2% of the Company's outstanding shares. To implement this policy, the Board provided for an across-the-board 50% reduction in the size of grants to all current officers and key employees. In addition, all non-employee directors agreed to a 50% reduction in the size of their annual NEDSO grant and Messrs. Ehrlich and Strandberg agreed to amend their respective agreements with the Company and accept a 50% reduction in the size of the equity grants to which they otherwise would have been entitled.

        Award to Exercise Stock Options
        -------------------------------

     In order to encourage an increase in the ownership of the Company's Common Shares by management, the Board, in 1999, offered the Company's executive officers the opportunity to receive a cash award for the purpose of using the after-tax proceeds to exercise stock options. As conditions to the receipt of such bonus, any executive officer electing to receive the award would be required to hold the stock acquired upon the exercise of the stock option for a minimum period of three years and the size of such officer's annual stock option grant for 1999 would be reduced. Mr. Woodard elected to receive this special cash award. See "Executive OFFICER Compensation - Summary Compensation Table, Table of Option Grants in 1999 and Table of Aggregate Option Exercises in 1999 and 1999 Year-End Option Values."

        Option Repricing
        ----------------

     Recognizing that certain key executive officers held stock options with option prices significantly higher than the current market value of the Company's Common Shares, thereby negating the incentive and retention power associated with such options, the Committee decided in December 1999 to offer two officers the opportunity to exchange certain options for new options. The new options reduced the number of shares underlying the original grants of options by 25%, lowered the exercise price to $7.094, the fair market value on the effective date of the exchange, established a new option term of five years and established a new performance-based vesting and exercise schedule. See "EXECUTIVE OFFICER COMPENSATION - Option Repricing and Ten-Year Option Repricing Table."


        CEO Compensation
        ----------------

     The compensation of the Chief Executive Officer reflects the same elements as the compensation of the other executive officers. A new employment agreement was entered into with Mr. Strandberg effective June 2, 1998. As amended on July 13, 1999 following a Performance Review by the Executive and Compensation Committees, Mr. Strandberg's base salary was increased from $300,000 to $336,000, which is below the median level of high technology companies with revenues of $250 million. Mr. Strandberg's bonus for 1999 was determined under the MIP and he earned a bonus of $152,208, which represents approximately 45% of his base salary. In 1999, he received a stock option for 37,500 shares, which represented a 50% reduction in the size of the grant to which he was otherwise entitled by his employment agreement. Mr. Strandberg voluntarily accepted this reduction in order to be treated in the same manner as other officers and employees. See "EXECUTIVE OFFICER COMPENSATION - Employment Contracts and severance and Change-in-Control Arrangements."

        Tax Considerations
        ------------------

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executive Officers to $1,000,000 each. However, compensation is exempt from this limit if it qualifies as "performance-based compensation". The Compensation Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction. The Committee believes that all of the Company's 1999 compensation expense will be deductible for federal income tax purposes.

     Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1,000,000 in fiscal 2000.

                                                     Compensation Committee

                                                     James C. O'Shea, Chairman
                                                     Thomas J. Morgan
                                                     Jack E. Rosenfeld
                                                     Romano Volta

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The members of the Compensation Committee consist of Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Dr. Volta (until his resignation in June
2000). Each member is a non-employee director and, with the exception of the securities beneficially owned by Dr. Volta, does not have any direct or indirect material interest in or relationship with the Company outside of his position as director.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1999 fiscal year, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with, except for a late initial report on Form 3 filed by George
A.  Plesko,  who became a Senior Vice  President  of the Company on December 21,
1999.

                               PROPOSAL TO APPROVE
                               -------------------
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                                 (Proxy Item 2)

     In 1990, the Company first established an employee stock purchase plan (the "1990 ESPP") whereby employees of the Company were provided an opportunity to purchase Common Shares of the Company through voluntary systematic payroll deductions. The 1990 ESPP terminated, by its terms, on December 31, 1995. In 1995, the shareholders approved a new Employee Stock Purchase Plan (the "1995 ESPP") which terminates, by its terms, on December 31, 2000.

     In order to be able to continue to attract, retain and motivate employees by providing them with an opportunity to acquire an interest in the economic progress of the Company and in order to encourage them to increase their efforts to make the Company's business more successful by providing them with equity-based incentives, the Board of Directors adopted the PSC Inc. 2000 Employee Stock Purchase Plan on October 23, 2000 (the "2000 ESPP").

     The effective date of the 2000 ESPP is January 1, 2001, subject to the approval of the shareholders at the Annual Meeting. A copy of the 2000 ESPP is attached hereto as Exhibit A and the statements made in this Proxy Statement with respect to the 2000 ESPP are qualified by and subject to the more complete information set forth therein.

     The proposed 2000 ESPP is substantially similar to the shareholder-approved 1990 ESPP and 1995 ESPP.

Shares Available Under the 2000 ESPP
------------------------------------

         The Company has reserved for issuance under the 2000 ESPP 600,000 Common Shares, the same number of shares that had been reserved for issuance under the 1995 ESPP. Such shares may be either authorized but unissued shares or shares reacquired by the Company. The number of shares available under the 2000 ESPP is subject to adjustment in the event of any merger, recapitalization, stock split, stock dividend, stock distribution, or other similar action. To date, no shares have been issued under the 2000 ESPP.

Eligibility
-----------

     In general, all regularly employed employees of the Company and its subsidiaries are eligible to participate in the 2000 ESPP. In addition, in general terms, employees who own 5% or more of the Company's Common Shares are not eligible to participate. The Committee may also provide for other exclusions permitted by Section 423 of the Internal Revenue Code.

     On October 23, 2000, approximately 1,200 employees were eligible to participate in the 2000 ESPP.

Administration
--------------

     The 2000 ESPP will be administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee may make such rules and regulations and establish such procedures for the administration of the 2000 ESPP as it deems appropriate. The Committee has authority to interpret the 2000 ESPP, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. The Committee shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the 2000 ESPP or the administration or interpretation thereof.

Participation
-------------

     Employees will enroll in the 2000 ESPP by completing a payroll deduction form. The maximum payroll deduction allowed is generally 10% of an employee's pay. Pay is an employee's base cash pay (including commissions and overtime, but not including bonuses, profit-sharing contributions, value of fringe benefits, reimbursement for expenses, and incentive compensation). No employee is allowed to buy more than $25,000 of Common Shares in any year, based on the Fair Market Value (as hereinafter defined) at the beginning of the Purchase Period (as hereinafter defined) in which the shares are purchased. An employee may discontinue participation in the 2000 ESPP at any time. An employee's eligibility to participate in the 2000 ESPP ends at termination of employment.

Offering
--------

     The 2000 ESPP will be implemented by establishing two six-month purchase periods ("Purchase Periods") each year over a five-year period. The initial Purchase Period will begin January 1, 2001 and end on June 30, 2001. The 2000 ESPP will terminate on December 31, 2005.

Purchase Price
--------------

     Employees who choose to participate in the 2000 ESPP will receive an option to acquire Common Shares at a discount. Under the option, the purchase price ("Purchase Price") of Common Shares will be the lower of (i) 85% of the Fair Market Value of the Common Shares on the first day of a Purchase Period, or (ii) 85% of the Fair Market Value on the last day of the Purchase Period. The Fair Market Value will be the closing price on The Nasdaq Stock Market(R) on the relevant date.

Purchase of Stock
-----------------

     At the end of a Purchase Period, a participant's option will be exercised automatically to purchase the number of Common Shares that the employee's accumulated payroll deductions will buy at the Purchase Price. No fractional shares will be purchased. Any cash remaining in a participant's account after the purchase of whole shares will be credited to the participant's account for the next succeeding offering or, at the participant's election, will be returned to the employee, without interest.

Delivery
--------

     On the exercise of an option on the last day of the Purchase Period (the "Offering Termination Date"), the Company will deliver as soon as practicable thereafter to the participant a stock certificate for the Common Shares purchased or, at the participant's request, will deposit such shares directly with a broker designated by the participant.

Recapitalization
----------------

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding Common Shares without the Company's receipt of consideration, appropriate adjustments will be made to the shares available in the 2000 ESPP, the maximum number of shares and the price of the option.

Transferability
---------------

     Options under the 2000 ESPP cannot be voluntarily or involuntarily assigned. The Common Shares acquired under the 2000 ESPP will be freely transferable, except as otherwise determined by the Committee.

Amendment and Termination
-------------------------

     The Board of Directors may amend the 2000 ESPP, except that no amendment may, without the approval of shareholders; (i) increase the number of shares authorized under the 2000 ESPP, (ii) materially modify the eligibility requirements for participation in the 2000 ESPP, or (iii) extend the term of the 2000 ESPP beyond December 31, 2005.

Federal Income Tax Consequences
-------------------------------

     The 2000 ESPP is intended to qualify for favorable income tax treatment under Sections 421 and 423 of the Internal Revenue Code. Payroll deductions will be made on an after-tax basis. Thus, participants will have to pay income tax on the dollars withheld from their paychecks under the 2000 ESPP.

     No income will be recognized when payroll deductions are used to buy Common Shares at a discount. The discount at the time of purchase will not be taken into account for income tax purposes until the Common Shares are sold. The income tax consequences associated with the sale of Common Shares purchased under the 2000 ESPP depend upon when the sale occurs and the length of the participant's holding period for his or her Common Shares.

     When the shares are disposed of by a participant two years or more after the beginning of a Purchase Period in which the shares were purchased (or if the participant dies while owning the shares), he or she will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares at the beginning of the Purchase Period over 85% of the Fair Market Value of the shares at that time or (ii) the excess of the Fair Market Value of the shares at disposition over the Purchase Price. When shares are disposed of after less than two years (in what is known as a "disqualifying disposition"), the participant must recognize the difference between the Fair Market Value of the shares on the Offering Termination Date and the Purchase Price as ordinary income, even if the disposition is a gift or is at a loss. In the event of a participant's death while owning shares acquired under the 2000 ESPP, ordinary income must be recognized in the year of death as though the shares had been sold.

     In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the Purchase Price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

     Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 20% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 39.6%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income.

     The Company is entitled to tax deductions for shares issued under the 2000 ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares.

     The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2000 ESPP. All affected individuals should consult their own advisers if they wish any further details or have special questions.

     The closing price of the Company's Common Shares on The Nasdaq Stock Market (R)on October 23, 2000 was $2.50.

Vote Required
-------------

     Approval of the 2000 ESPP requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast.

     Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the 2000 ESPP.

     The Board of Directors recommends that the shareholders vote FOR the approval of the 2000 ESPP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP have been the Company's independent public accountants since June 1985, and have been retained by the Board of Directors for the current year.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters properly come before the meeting, the persons named as Proxies in the enclosed Proxy will vote according to their best judgment. Shareholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person, if you wish. Otherwise, your Proxy will be voted for you.

THE COMPANY WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A SHAREHOLDER AND THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING.

                                    By Order of the Board of Directors

                                    MARTIN S. WEINGARTEN
                                    Secretary

Dated:   November 8, 2000
         Webster, New York

                                      PROXY
PROXY                                 PSC INC.                             PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, DECEMBER 6, 2000

The undersigned, revoking all prior proxies, hereby appoints Robert S. Ehrlich, Bert W. Wasserman and Justin L. Vigdor, and any one of them with full power of substitution, as proxy or proxies to vote for the undersigned, in the name of the undersigned, all of the Common Shares of PSC Inc. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Shareholders to be held at the Helmsley Park Lane Hotel, 36 Central Park South, New York, New York on December 6, 2000 at 9:30 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, upon the following matters:

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------

                                                       Please mark your votes as
                                               as indicated in this example |X|
--------------------------------------------------------------------------------

1.   Election of two (2) directors, each to serve a three-year term.

       FOR all nominees listed below                  WITHHOLD AUTHORITY
     (except as marked to the contrary)    to vote for all nominees listed below


                   |_|                                       |_|

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

               James C. O'Shea                         Terry R. Peets

                   |_|                                       |_|


2.   Proposal to approve the 2000 Employee Stock Purchase Plan.

                   FOR             AGAINST                 ABSTAIN
                   |_|              |_|                      |_|

3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SPECIFIED IN THE PROXY STATEMENT AND FOR PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                          Dated:                         , 2000
                                                -------------------------

                                          ---------------------------------
                                                     Signature

                                          ---------------------------------
                                                     Signature

IMPORTANT: Sign the Proxy exactly as your name or names appear on your Common Share certificate; in the case of Common Shares held in joint tenancy, each joint tenant must sign. Fiduciaries should indicate their full titles and the capacity in which they sign. Please complete, sign, date and return this Proxy promptly in the enclosed envelope.

                                    EXHIBIT A
                                    PSC Inc.
                        2000 Employee Stock Purchase Plan

Section 1.        Purpose.

         The PSC Inc. 2000 Employee Stock Purchase Plan (the "Plan") is designed to provide an opportunity for the employees of PSC Inc. and its subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") to purchase Common Shares (the "Stock") of the Company through voluntary systematic payroll deductions. It is the purpose and policy of the Plan to provide employees with an opportunity to acquire a proprietary interest in the economic progress of the Company and thereby to have an additional incentive to promote its best interests. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Section 2. Certain Definitions.

     (a) "Compensation" means the base salary or wage paid to an Employee, including commissions and overtime payments. "Compensation" shall not include bonuses, profit sharing contributions, Company contributions to Social Security, contributions to the Company's 401(k) Profit Sharing Plan or any other retirement plan or program, or the value of any other fringe benefits provided at the expense of the Company.

     (b) "Employee" means any person,  including an officer,  who is employed by
(i) the Company or (ii) any subsidiary company, 50% or more of whose voting shares are owned directly or indirectly by the Company. A director of the Company who is not also a full time officer is not deemed to be an employee.

     (c) "Fair Market Value" means the value of one share of Stock on the relevant date, determined as follows:

     (i) If the shares are traded on an exchange (including The Nasdaq Stock Market(R)), the reported "closing price" on the relevant date (e.g., the Offering Commencement Date or Offering Termination Date) assuming it is a trading day; otherwise on the next trading day.

     (ii) If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on said system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

     (iii) If neither (i) nor (ii) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

Section 3. Eligibility.

     (a) Initial Eligibility. Except as provided in Section 3(b) of the Plan, each individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan.

     (b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to participate in the Plan or be granted an option to purchase Stock in the Plan if:

     (i) Immediately after the grant, such Employee would own, or be considered to own, 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee); or

     (ii) Such option would permit such Employee's rights to purchase stock under all employee stock purchase plans of the Company which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

Section 4. Offerings under the Plan.

         The Plan will be implemented by ten semi-annual offerings of the Company's Stock (the "Offerings") beginning on January 1 and July 1 in each of the years 2001, 2002, 2003, 2004 and 2005 and terminating on June 30 and December 31 in each of such years, respectively. As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

     Participation in any Offering under the Plan shall neither limit, nor require, participation in any other Offering except that no Employee may have more than one authorization for payroll deduction in effect simultaneously. Except as provided in Section 3 of the Plan, all Employees participating in an Offering shall have the same rights and privileges to purchase Stock in the Plan.

Section 5. Participation and Payroll Deductions.

     (a) Payment for Stock. Shares of Stock purchased under the Plan will be paid for by payroll deductions during the period beginning on the Offering Commencement Date and ending on the Offering Termination Date ("Purchase Period").

(b) Participation.

     (i) An Employee who meets the eligibility requirements of Section 3(a) of the Plan and whose participation is not restricted under Section 3(b) of the Plan shall become a participant ("Participant") in the Plan by completing an authorization for a payroll deduction on the form provided by the Company ("Employee Authorization Card") and filing it with the Human Resources Department of the Company during the enrollment period ("Enrollment Period") prior to an Offering Commencement Date. Upon becoming a Participant, the Employee shall be bound by the terms of this Plan, including any amendments hereto.

     (ii) The Enrollment Period for each of the Offerings is the thirty (30) days prior to each Offering Commencement Date or such other period of time as may be prescribed by the Committee.

     (iii) An Employee Authorization Card shall become effective on the Offering Commencement Date of the first applicable Offering and shall remain in effect for all subsequent Offerings so long as the Employee remains eligible under the Plan and has not withdrawn from the Plan as set forth in Section 8.

(c) Payroll Deductions.

     (i) At the time an Employee files an Employee Authorization Card, the Employee shall elect to have deductions made from his or her pay on each payday during the time the Employee is a Participant in an Offering at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the Compensation which the Employee is entitled to receive on such payday ("Payroll Deduction Rate").

     (ii) Payroll deductions for a Participant shall begin as of the first pay period after an Employee Authorization Card has become effective.

     (iii) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. Amounts credited to such accounts may be used by the Company for any corporate purpose. A Participant may not make any separate cash payment into such account.

(d) Changes in Payroll Deduction Rate; Discontinuance of Payroll Deductions.

     (i) A Participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the Payroll Deduction Rate for such Offering. A Participant may change the Payroll Deduction Rate for subsequent Offerings by giving written notice of such change to the Company during the Enrollment Period immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

     (ii) At any time during an Offering, a Participant may discontinue his or her participation in the Plan by notifying the Company that the Participant wishes to discontinue his or her payroll deductions. This notice shall be in writing and on such forms as provided by the Company and shall become effective as of a date not more than thirty (30) days following its receipt by the Company.

(e) No Interest.

     No interest shall be paid or credited to the Participant with respect to payroll deductions or any amounts held in the Participant's account.

Section 6. Granting of Options.

     (a) Number of Option Shares. With respect to each Offering, each eligible Employee who has elected to participate as provided in Section 5(b) above shall be deemed to have been granted on the Offering Commencement Date an option to purchase the number of full shares of Stock which may be purchased with the payroll deductions accumulated in an account maintained on behalf of each Participant during each Purchase Period at the option price specified in Section 6(b) below, subject to the limitations contained in Section 3(b) above.

     (b) Option Price. The option price under each option shall be the lower of:

     (i) 85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

     (ii) 85% of the Fair Market Value of the Stock on the Offering Termination Date.

Section 7.  Exercise of Options.

     (a) Automatic Exercise. Unless a Participant gives written notice to the Company as provided in Section 8(a) below, the Participant's option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

     (b) Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be credited to the Participant's account for the next succeeding Offering, or, at the Participant's election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

     (c) Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant's lifetime other than by the Participant.

     (d) Delivery of Shares. The Company shall deliver to the Participant certificates for shares of Stock acquired on the exercise of options during an Offering as soon as practicable following the Offering Termination Date of such Offering or, at the Participant's request, the Company shall deposit such shares directly with a broker designated by the Participant. The Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

Section 8. Withdrawals.

     (a) Withdrawal of Account. A Participant may elect to withdraw payroll deductions credited to the Participant's account under the Plan at any time before the Offering Termination Date of any Offering by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to the Participant promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made from the Participant's pay during such Offering.

     (b) Effect on Subsequent Participation. A Participant's withdrawal from any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     (c) Termination of Employment. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of the Participant's death subsequent to the termination of the Participant's employment, to the person or persons entitled thereunder under Section 11(a).

     (d) Termination of Employment Due to Death. Upon termination of the Participant's employment because of the Participant's death, the Participant's beneficiary (as defined in Section 11) shall have the right to elect, by written notice given to the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

     (i) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

     (ii) to exercise the Participant's option for the purchase of Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Participant's option.

Section 9.  Stock.

     (a) Maximum Number of Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11(d), shall be 600,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Section 6 exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

     (b) Participant's Interest in Option Stock. The Participant will have no interest in Stock covered by the Participant's option until such option has been exercised.

     (c) Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     (d) Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

     (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

     (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the shares for investment and not for resale or distribution.

Section 10. Administration.

     (a) Committee. The Compensation Committee (the "Committee") of the Board of Directors shall administer the Plan. The Committee shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase Stock under the Plan.

     (b) Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. Decisions of the Committee shall be conclusive and binding upon all persons in interest.

     (c) Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     (d) Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, under the Company's Certificate of Incorporation, Bylaws, or pursuant to law or contract, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with any action or appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, proceeding that such Committee member is liable for misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Section 11. Miscellaneous.

     (a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any shares and cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to the Participant of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such shares and cash to the spouse or to any one or more dependents or relatives of the Participant or if no spouse, dependent, or relative is known to the Company then to such other person as the Company may designate. No designated beneficiary shall prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

     (b) Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise encumbered or disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8(a).

     (c) Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     (d) Recapitalization. If, while any options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Section 4 hereof shall also be proportionately adjusted.

     (e) Merger, Liquidation, Other Corporate Transactions.

     (i) In the event of the proposed liquidation or dissolution of the Company, the Offering then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     (ii) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, or
(2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date, or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants, without interest.

     (f) Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be issued under the Plan, (ii) amend the requirements as to the class of employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase Stock under the Plan. No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

     (g) No Rights as a Shareholder. No right as a shareholder shall exist with respect to any shares of Stock covered by options until the shares subject to the option have been purchased and delivered as provided in Section 7(d). No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares have been purchased and delivered.

     (h) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     (i) Effective Date. The Plan shall become effective as of January 1, 2001, subject to approval by the shareholders of the Company within twelve (12) months after its adoption by the Board of Directors. If the Plan is not approved, the Plan shall not become effective.

     (j) Termination Date. This Plan shall terminate, and no further shares of Stock shall be sold or issued hereunder, on December 31, 2005, or such earlier date as may be determined by the Board of Directors or Committee. The termination of this Plan, however, shall not affect any restrictions previously imposed on the shares issued pursuant to this Plan or rights of the Company granted pursuant to this Plan.

     (k) Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     (l) Governing Law. The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


Date Plan adopted by Board of Directors:  October 23, 2000
Date Plan approved by Shareholders: